CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this combined Proxy Statement and Prospectus on Form N-14 of TIAA-CREF Institutional Mutual Funds our reports dated February 25, 2005 and November 22, 2004.

/s/ Ernst & Young, LLP

New York, New York
April 19, 2006